UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2010

Answers Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street
Suite 1101
New York, NY 10001
(Address of Principal Executive Offices)

646-502-4777
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Answers Corporation (the “Company”) was held on September 15, 2010 (the “Annual Meeting”).

At the Annual Meeting, the vote on the three proposals under consideration was as follows:

Proposal Number 1:

To elect three Class III directors to hold office for a three-year term or until their respective successors are elected and qualified.

Voting Results:

	FOR	WITHHELD	BROKER NON VOTES
Robert S. Rosenschein	4,894,392	1,227,613	2,654,165
Yehuda Sternlicht	4,256,460	1,865,545	2,654,165
Mark B. Segall	4,259,110	1,862,895	2,654,165

Proposal Number 2:

To amend the Company’s 2005 Incentive Compensation Plan to increase the number of shares available for grant under such plan from 1,600,000 shares to 1,750,000 shares.

Voting Results:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
3,956,555	2,164,229	1,221	2,654,165

Proposal Number 3:

To ratify the appointment by our Audit Committee and Board of Directors of Somekh Chaikin, a member of KPMG International, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Voting Results:

FOR	AGAINST	ABSTAIN
7,461,705	1,311,965	2,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERS CORPORATION

By:            /s/ Caleb A. Chill

Caleb A. Chill
VP General Counsel
& Corporate Secretary

Dated: September 20, 2010